As filed with the Securities and Exchange Commission on October 6, 2021

Registration No. 333-256407

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONE RIVER CARBON NEUTRAL BITCOIN TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-6289340 (I.R.S. Employer Identification Number)

c/o One River Digital Asset Management, LLC
Ian Malloch

Chief Operating Officer
3 River Road
Cos Cob, CT 06087
(203) 489-1440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

John J. Mahon Esq.
Schulte Roth & Zabel, LLP
901 Fifteenth Street, NW, Suite 800
Washington, DC 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Shares(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1) (2)

Common shares of beneficial interest			$$1,000,000	$109.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.
(2)	$109.10 was previously paid in connection with the initial filing of the registration statement on Form S-1, filed on May 24, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 6, 2021

PRELIMINARY PROSPECTUS

Shares

One River Carbon Neutral Bitcoin Trust

The One River Carbon Neutral Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the New York Stock Exchange (the “Exchange”). The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the MVIS One River Carbon Neutral Bitcoin Index (the “Index”), adjusted for the Trust’s expenses and other liabilities. The Index is constructed using bitcoin price feeds from eligible bitcoin spot markets and volume-weighted median price average (“VWMP”), calculated over 20 intervals in rolling three-minute increments, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. The Index is designed to reflect the performance of bitcoin in U.S. dollars on a carbon neutral basis. The Trust intends to offset the carbon footprint associated with bitcoin once a quarter by paying for the instantaneous retirement of carbon credits (i.e. the permanent removal of such credits from tradeable supply) necessary to account for the daily estimated carbon emissions associated with the bitcoins held by the Trust. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares. One River Digital Asset Management, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC. (“Coinbase”, or the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s bitcoin on the Trust’s behalf.

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling bitcoin directly, although the Custodian may be directed to transfer or sell bitcoin to pay certain expenses. Instead, when the Trust sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 50,000 Shares (a “Basket”) that are based on the quantity of bitcoin attributable to each Share of the Trust (net accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares when they purchase Shares, and the Trust, through the Custodian, will deliver bitcoin to such Authorized Participants when they redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the net asset value of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”). The Sponsor is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator and is exempt from registration with the CFTC as a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

ONE RIVER ASSET MANAGEMENT, LLC, OF WHICH THE SPONSOR IS A WHOLLY-OWNED SUBSIDIARY, IS A MEMBER OF NFA AND IS SUBJECT TO NFA'S REGULATORY OVERSIGHT AND EXAMINATIONS. HOWEVER, YOU SHOULD BE AWARE THAT NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY OVER UNDERLYING OR SPOT VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS.

The date of this Prospectus is           , 2021

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TABLE OF CONTENTS

ii

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date on which the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin (with an uppercase “B”) is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b.”

Overview of the Trust

The One River Carbon Neutral Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the New York Stock Exchange (the “Exchange”). The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the MVIS One River Carbon Neutral Bitcoin Index (the “Index”), adjusted for the Trust’s expenses and other liabilities. The Index is constructed using bitcoin price feeds from eligible bitcoin spot markets and volume-weighted median price average (“VWMP”), calculated over 20 intervals in rolling three-minute, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. The Index is designed to reflect the performance of bitcoin in U.S. dollars on a carbon neutral basis. The Trust intends to offset the carbon footprint associated with bitcoin once a quarter by paying for the instantaneous retirement of carbon credits (i.e. the permanent removal of such credits from tradeable supply) necessary to account for the daily estimated carbon emissions associated with the bitcoins held by the Trust. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares. The Trust is sponsored by One River Digital Asset Management, LLC (the “Sponsor”), a wholly-owned subsidiary of One River Asset Management, LLC.

The Trust provides direct exposure to bitcoin, and the Shares of the Trust are valued on a daily basis using the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring bitcoin directly, acquiring it from a bitcoin spot market, or mining it. The Trust will custody its bitcoin at Coinbase Custody Trust Company, LLC (“Coinbase”, or the “Custodian,”) that provides custody for digital assets. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin without purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

The “Bitcoin network” is a decentralized, open source protocol of a peer-to-peer network. No single entity owns or operates the Bitcoin network. Bitcoin is not issued by any government, by banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs the creation, movement, and ownership of “bitcoin,” the unit of account on the Bitcoin network ledger. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for trading bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of new bitcoin and the cryptographic system that secures and verifies bitcoin transactions.

For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Markets and Regulation of Bitcoin” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the Index, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily as of 16:00 Eastern time (“EST”) using the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares.

Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell bitcoin directly, although the Trust may sell bitcoin to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase Shares from or redeem shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares when they purchase Shares, and the Trust, through the Custodian, will deliver bitcoin to such Authorized Participants when they redeem Shares. All bitcoin will be held by the Custodian. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The One River Carbon Neutral Bitcoin Index

The MVIS One River Carbon Neutral Bitcoin Index is designed to reflect the performance of bitcoin in U.S. dollars on a carbon neutral basis. The Index is constructed using bitcoin price feeds from eligible bitcoin spot markets and volume-weighted median price average (“VWMP”), calculated over 20 intervals in rolling three-minute increments, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. The Index methodology was developed by MV Index Solutions GmbH (the “Index Provider” or “MVIS”) and is monitored by the One River Index Committee (the “Committee”), an independent, third-party calculation agent for the Index. MVIS, with the assistance of its affiliates, is also the calculation agent for the MVIS® CryptoCompare Bitcoin Benchmark Rate, which measures the value of the underlying bitcoin represented by the Index.

In establishing the Index, MVIS and the Sponsor sought to create a robust, transparent process for quantifying the carbon footprint of bitcoin in a clear, repeatable manner. The cost of the carbon offset used in the Index is calculated in the following steps. First, electricity consumption for the bitcoin mining network is recorded daily. Second, geolocation of bitcoin miners identifies the location of electricity usage. Third, for each location, the average production of electricity by its source of production (e.g., solar, coal) is recorded. This estimates the carbon emission intensity of electricity consumption in the Bitcoin network. Fourth, total electricity consumption is multiplied by the carbon intensity of the Bitcoin network to estimate total carbon emissions. These steps allow MVIS to obtain a daily estimate of the carbon emissions necessary to run the Bitcoin network. The total carbon emissions of the Bitcoin network are divided by the total number of bitcoins in circulation to estimate the carbon emissions attributable to each bitcoin on each day. Finally, the carbon emission attributable to each bitcoin is multiplied by the MCO2-token (as defined below) market price of a carbon offset, thus, providing a daily account of the cost of carbon for each bitcoin.

The Trust is entitled to use the Index pursuant to a licensing arrangement with the Index Provider. As the Index is calculated as a price return, it does not track forks or air drops involving bitcoin. Accordingly, the Trust will not participate in forks or air drops, as further described below in “Risk factors – The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.”

Carbon Neutrality

The Trust intends to offset the carbon footprint associated with the bitcoin it holds by paying for the instantaneous retirement of carbon credits (i.e. the permanent removal of such credits from tradeable supply) equal to the daily estimated carbon emissions associated with the bitcoins held by the Trust. Voluntary carbon credits are certified and standardized under the Verra Verified Carbon Standard (“Verra”), an organization that establishes and manages standards and programs in connection with voluntary carbon credits. The Trust will only utilize carbon credits that meet the Verra standards.

The Trust has entered into an agreement with LIRDES S.A. (doing business as Moss Earth) (“Moss”), a company located in Uruguay, to pay for carbon credit tokens created by Moss (“MCO2 tokens”) representing certified reductions in greenhouse gas emissions. The MCO2 token is a digital representation of a carbon credit that is stored on a registry by Verra and can be acquired in over the counter or publicly traded markets. The MCO2 tokens issued by Moss are carbon offsets encrypted and tokenized utilizing blockchain technology and are stored on a registry managed by Verra. Moss purchases carbon credits from projects that are certified under Verra’s Verified Carbon Standard. Each circulating MCO2 token is intended to represent a claim on a certified carbon credit held in an aggregated pool of carbon credits within the Moss account on the Verra Registry. Tokenized carbon credits are fungible and do not represent a claim on a specific underlying carbon credit issued to a specific carbon reduction project. The Trust will purchase MCO2 tokens from Moss at the end of March, June, September, and December at pre-negotiated prices and Moss will instantaneously retire the tokens to the public blockchain. The number of MCO2 tokens paid for by the Trust will equal the aggregated sum of offsets implied by the daily carbon emissions for a single bitcoin over the preceding quarter multiplied by the average number of bitcoins held in the Trust's portfolio during the quarter, with a view towards tracking the carbon footprint offset estimate calculated by the Index. Employing tokenized carbon credits provides investors with enhanced transparency as the blockchain serves as a public record of the Trust transactions in carbon offsets on the Verra registry.

The Index value is the benchmark value of the bitcoin less the estimated daily cost of offsetting the carbon emissions of a single bitcoin. The value of the carbon offset provides the marketplace with a tangible measurement of the implied market cost of carbon emissions. The daily accumulation of the carbon offset component of the Index measures the totality of the cost of the carbon offset required for holding a single bitcoin over the accumulation period.

The Trust does not hold the carbon offset MCO2 tokens as an asset. Instead, the Trust pays for the MCO2 tokenized carbon offsets from Moss, which then instantaneously retires the tokens to the public blockchain, to reduce global carbon emissions by the carbon dioxide tonnage (or tonnage of other similar greenhouse gases) corresponding to such tokens. In tokenized form, investors and the marketplace can validate the activity in carbon credit offsets through the public blockchain, enhancing transparency. The retirement of the carbon offset makes it unusable in the future and is the final step in offsetting emissions. Upon expiration of its agreement with Moss in April 2031, the Trust will either enter into a replacement agreement, or alternatively pay for the retirement of MCO2 tokens or similar carbon credits at then current spot prices for such instruments.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks Associated with bitcoin and the Bitcoin network

The Bitcoin network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would likely have an adverse impact on the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments. The Bitcoin network could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in monitoring and upgrading the software protocols on which the Bitcoin network is based will continue to do so in the future, which could damage the network or reduce bitcoin’s competitiveness with competing digital assets or blockchain protocols.

Spot markets on which bitcoin trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at bitcoin spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin or bitcoin derivatives and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer bitcoin in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Index

The Index has a limited history and the methodology for determining the Index established by the Index Provider is relatively new and untested. The failure of the Index methodology to measure the actual value of bitcoin could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of bitcoin as calculated by the Index methodology may differ from the value of bitcoin calculated by other methodologies and the price of bitcoin on any single spot market.

Risks Associated with Paying for the Retirement of Carbon Credits

The actual costs of MCO2 tokens may deviate from of the estimates calculated for purposes of the Index, which may cause the actual performance of the Trust to deviate from the performance of the Index, which deviation could be material. In particular, the MCO2 tokens are only one form of available carbon credits, and the Trust is expected to pay for the retirement of such MCO2 tokens at pre-negotiated prices that may be higher or lower than the then current spot price for similar carbon credits. As a result, given that the Index reflects the current estimated spot price for carbon credits, the payments for the retirement of MCO2 tokens pursuant to the Trust's agreement with Moss may cause the Trust's performance to deviate from what would be expected under the Index. However, the pre-negotiated prices provide a safeguard against potentially significant increases in the price of MCO2 tokens that could result from market fluctuation. If MCO2 tokens are unavailable for any reason, the carbon credit prices will be benchmarked to the average wholesale price as defined by IHS Markit plus the cost of tokenizing the credits. In addition, the performance of the Trust will necessarily fall below that of similar bitcoin-focused investment vehicles as a result of the expenses associated with retiring MCO2 tokens required to track the Index. As a result, given the Trust's focus on carbon neutrality, its performance, from a purely financial perspective, will necessarily fall below other similar investment structures that do not seek to achieve a carbon neutral result from their portfolio investments.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of bitcoin, and thus the value of the Shares, may be extremely volatile, shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return will not match the performance of the Index because the Trust incurs operating expenses. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “[    ]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV will be published as of the close of business by market data vendors and available on the Sponsor’s website at https://www.oneriveram.com/digital-strategies, or any successor thereto, and will be published on the consolidated tape.

Any adjustments made to the Index will be published on the Sponsor’s website at https://www.oneriveram.com/digital-strategies.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Trust and Bitcoin Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on April 27, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on December 1, 2020.

The Trust’s Service Providers

The Sponsor

The Sponsor, One River Digital Asset Management, LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Trustee

The Trustee, Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

The Bank of New York Mellon (“BNYM”) serves as the Trust’s administrator (in such capacity, the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, NY 10286. Under the Administration Agreement, the Administrator’s principal responsibilities include: (1) valuing the Trust’s bitcoin and calculating the net asset value per share of the Trust; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and reviewing reports on the custody of and transactions in cash and bitcoin from BNYM and Coinbase, as Cash Custodian and the Custodian, respectively; and (4) accounting and other fund administrative services. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Transfer Agent

BNYM serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) receives and processes orders from Authorized Participants for the creation and redemption of Baskets; (2) coordinates the processing and recording of orders from Authorized Participants with the Marketing Agent, the Custodian, the Trust and the DTC; and (3) provides other services to the Trust.

The Custodian

Coinbase serves as the Trust’s bitcoin custodian. Under the Custodian Agreement, the Custodian is responsible for safekeeping all of the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian is responsible for opening an account that holds the Trust’s bitcoin (the “Bitcoin Account”), as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Index Services

MVIS is responsible for oversight of the MVIS One River Carbon Neutral Bitcoin Index. MVIS, with the assistance of its affiliates, is also the calculation agent for the Index and MVIS® CryptoCompare Bitcoin Benchmark Rate.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [    ] (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in bitcoin. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Trust will transfer bitcoin in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell bitcoin in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Trust will seek to transfer bitcoin at such times and in the smallest amounts required to permit such payments as they become due. The amount of bitcoin transferred or sold may vary from time to time depending on the market price of bitcoin relative to the Trust’s expenses and liabilities.

The Trust will also bear the costs associated with retiring MCO2 tokens.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of all of the Trust’s bitcoin. The Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Custodian can transfer the bitcoin.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis. The Trust has entered into a cash custody agreement with BNYM (in such capacity, the “Cash Custodian”) under which BNYM acts as custodian of the Trust’s cash and cash equivalents.

Net Asset Value

Net Asset Value means the total assets of the Trust, including, but not limited to, all bitcoin and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 16:00 EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the bitcoin held by the Trust based on the price set by the Index as of 16:00 EST. The Administrator also determines the NAV per Share.

Plan of Distribution

The Trust is an exchange-traded fund. Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell bitcoin directly, although the Trust will transfer or sell bitcoin to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 50,000 Shares called Baskets that are based on the quantity of bitcoin attributable to each Share of the Trust (net accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Only Authorized Participants may purchase Shares from or redeem Shares to the Trust, and they will do so by delivering, or facilitating the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares when they purchase Shares; conversely, the Trust, through the Custodian, will deliver bitcoin to such Authorized Participants when they redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the net asset value of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of bitcoin by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of bitcoin to pay expenses of the Trust) will give rise to gain or loss, and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of bitcoin and, in some instances, may consist, partially or wholly, of cash. Cash proceeds will be received by the Cash Custodian and transferred to the Sponsor to purchase bitcoin for the Trust. Coinbase, as bitcoin Custodian, will hold the bitcoin purchased by the Sponsor on the Trust’s behalf, and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, (2) bitcoin is distributed to Authorized Participants in connection with redemptions of Baskets or (3) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “GLOSSARY OF DEFINED TERMS” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Bitcoin and the Bitcoin Network

Bitcoin is a relatively new technological innovation with a limited operating history.

Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the trust.

Bitcoin generally.

Several factors may affect the price of bitcoin, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of bitcoin or the use of bitcoin as a form of payment. The issuance of bitcoin is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from December 17, 2017 to December 14, 2018, bitcoin experienced a decline of roughly 84%. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in bitcoin could decline rapidly, including to zero.

Spot markets on which bitcoin trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

The spot markets through which bitcoin and other digital assets trade are new and largely unregulated. Furthermore, many spot markets and OTC market venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or oversight of customer trading. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account.

Over the past several years, a number of bitcoin spot markets have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at bitcoin spot markets makes them appealing targets for hackers and a number of bitcoin spot markets have been victims of cybercrimes. In many of these instances, the customers of such bitcoin spot markets were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. No bitcoin exchange is immune from these risks. While the Trust itself does not buy or sell bitcoin on bitcoin spot markets, the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Further, spot market failures or that of any other major component of the overall bitcoin ecosystem can have an adverse effect on bitcoin markets and the price of bitcoin and could therefore have a negative impact on the performance of the Trust.

Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

A lack of stability in the bitcoin spot markets, manipulation of bitcoin spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in bitcoin generally and result in greater volatility in the market price of bitcoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a bitcoin spot market may impact the Trust’s ability to determine the value of its bitcoin holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares.

Momentum pricing.

The value of a bitcoin as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Trust.

Some market observers have asserted that the bitcoin market is experiencing a “bubble” and have predicted that, in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of bitcoin could negatively impact the Trust.

The further development and acceptance of the Bitcoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Bitcoin network faces significant obstacles to increasing the usage of bitcoin without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Bitcoin network may adversely affect the price of bitcoin and therefore an investment in the Shares.

The use of bitcoin to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Bitcoin is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty. Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin and the Bitcoin network as a means of payment for goods and services. Consumer use of bitcoin to pay retail and commercial outlets, however, remains limited. Market speculators and investors seeking to profit from the short- or long-term holding of bitcoin generate a significant portion of demand for bitcoin, which can contribute to price volatility, which in turn can make bitcoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin, which could adversely affect an investment in the Trust.

Irrevocable nature of blockchain-recorded transactions.

Bitcoin transactions recorded on the Bitcoin network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Bitcoin network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a bitcoin or a theft of bitcoin generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible.

Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent that a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the bitcoin held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Custodian, the Trust could lose some or all of its bitcoin holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s bitcoin would adversely affect the value of the Shares.

A disruption of the internet may affect bitcoin operations, which may adversely affect the bitcoin industry and an investment in the Trust.

The Bitcoin network relies on the Internet. A significant disruption of Internet connectivity could disrupt the Bitcoin network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as bitcoin increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Bitcoin network, participants may lose faith in the security of bitcoin, which could affect bitcoin’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of an investment in the Shares.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Bitcoin network on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin. The Bitcoin network could be subject to new protocols and software that may adversely affect an investment in the Trust, to the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrades.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Bitcoin network. As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Bitcoin network may seek to obtain control over the Bitcoin network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Decentralized governance of the Bitcoin network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Bitcoin network, is achieved through voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect bitcoin’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. See “Risk Factors—The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent that lack of clarity in corporate governance of the Bitcoin network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.

Network Forks.

Bitcoin is open source, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the result is a so-called fork of the network. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel, yet lacking interchangeability. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect bitcoin’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork.

A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, the Bitcoin network “forked,” with bitcoin existing on one fork and a new digital asset, “Bitcoin Cash” on another. This fork resulted from a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond.

Forks can introduce new security risks. For example, forks my result in “replay attacks” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack.

If bitcoin were to fork into two digital assets, the Trust may hold, in addition to its existing bitcoin balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Index does not track forks involving bitcoin. Accordingly, the Trust may disclaim any digital assets created by a fork of the Bitcoin Blockchain. To the extent that it does so, you would not receive any economic benefits from such assets. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork, there can be no assurance that the Sponsor will do so. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time that it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Air Drops.

Bitcoin may become subject to an occurrence similar to a fork, which is known as an “air drop.” In an air drop, the promotors of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Air drops are not included in the Index under its current methodology. See “Prospectus Summary – The One River Carbon Neutral Bitcoin Index.”

The Index does not track air drops involving bitcoin. Accordingly, the Trust may disclaim any digital assets created by such an airdrop. To the extent it does so, you would not receive any economic benefits from such assets. Although in certain circumstances the Sponsor may claim or receive new digital assets created by an airdrop, there can be no assurance that the Sponsor will do so. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new airdropped asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new airdropped asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new airdropped asset at the time it was received by the Trust.

Bitcoin is subject to cyber-security risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a significant amount of the network’s processing power or a significant number of developers important for the operation and maintenance of such digital asset network.

If the majority of the processing power dedicated to mining on the Bitcoin network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the Bitcoin Blockchain on which the Bitcoin network and bitcoin transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new bitcoin or transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network. Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. For example, on May 24, 2018, it was reported that attackers compromised the Bitcoin Gold network in this manner and were successfully able to double-spend units of bitcoin gold in a series of transactions over the course of at least one week and in a total amount of at least $18 million.

In the past, mining pools have gained control of significant amounts of the processing power or “hash rate” of the Bitcoin network. If a mining pool obtains control of more than 50% of the hash rate of the Bitcoin network, a malicious actor would be able to gain full control of the network and the ability to alter the blockchain. During May and June 2014, mining pool GHash.IO’s processing power approached and during a twenty-four to forty-eight hour period, may have exceeded 50% of the processing power on the Bitcoin network. Although no malicious activity or abnormal transaction recording was observed at the time, the incident focused attention on the influence of mining pools.

Moreover, certain hardware providers may create hardware that collectively has majority power and the manufacturer could potentially exert control itself. For example, it was discovered that the mining machines produced by Bitmain contained backdoor code that would allow Bitmain to remotely shut down the mining machines. This vulnerability is colloquially referred to as the “Antbleed backdoor.” At worst, the Antbleed backdoor could have allowed Bitmain to shut off up to an estimated 70% of the global hash rate. Bitmain released an official response to the controversy claiming that the Antbleed backdoor had no malicious intent, and on April 28, 2017, the day following the discovery of the Antbleed backdoor, Bitmain released new source code and firmware upgrades for its mining hardware to remove the backdoor.

If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on an investment in the Trust. To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin and, as a result, adversely impact an investment in the Shares.

If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the Bitcoin network. As a result, it may be possible for a bad actor to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Bitcoin network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Bitcoin network. By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend (i.e., spend the same units in more than one transaction) bitcoin by altering the formation of the blockchain. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin network and to disable incoming connections.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal bitcoin held by others, which could adversely affect the demand for bitcoin and therefore adversely impact the price of bitcoin and the value of the Shares. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin, and therefore adversely affect the value of the Shares.

Mathematical or technological advances could undermine the Bitcoin network’s consensus mechanism.

The Bitcoin network is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Bitcoin Blockchain.

The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability.

As of July 2017, bitcoin could handle, on average, five to seven transactions per second. For several years, participants in the Bitcoin ecosystem debated potential approaches to increasing the average number of transactions per second that the Bitcoin network could handle. As of August 2017, the Bitcoin network was upgraded with a technical feature known as “segregated witness” that, among other things, could potentially approximately double the transactions per second that can be handled on-chain. More importantly, segregated witness also enables so-called second-layer solutions, such as the Lightning Network or payment channels, that could potentially allow faster transaction settlement.

An increasing number of wallets and digital asset intermediaries, such as bitcoin spot markets, have begun supporting segregated witness and the Lightning Network, or similar technology. However, the Lightning Network does not yet have material adoption as of January 2021. Additionally, the Lightning Network has not yet seen significant use, and there are open questions about Lightning Network services, such as its cost and who will serve as intermediaries, among other questions.

As the use of digital asset networks increases without a corresponding increase in throughput of the networks, average fees and settlement times can increase significantly. Bitcoin’s network has been, at times, at capacity, which has led to increased transaction fees. During the period from January 1, 2017 to January 31, 2021, average bitcoin transaction fees increased from $0.39 per transaction to $11.56 per transaction, with a high of $54.83 per transaction on December 12, 2017.

Increased fees and decreased settlement speeds could preclude certain use cases for bitcoin (e.g., micropayments), and can reduce demand for and the price of bitcoin, which could adversely impact the value of the Shares. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin Blockchain than any other digital asset. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network. Bitcoin is one of the few virtual currencies in which there are strong arguments that bitcoin is not a “security” under the federal securities laws. See “Risk Factors—Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate”. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with bitcoin’s current regulatory status, which could adversely impact an investment in the Shares.

Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Bitcoin network, for example, allowing faster settlement times, reducing mining fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for bitcoin and adversely affect the value of bitcoin and an investment in the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of bitcoin and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, bitcoin and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the bitcoin market through its trading in bitcoin. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021 the New York Attorney General entered an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as bitcoin spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of bitcoin, and in turn, an investment in the Shares.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

The Bitcoin network is designed to periodically reduce the fixed award given to miners for solving new blocks (the “block reward”), most recently in May 2020, when the block reward reduced from 12.5 to 6.25 bitcoin. It is estimated that it will halve again during 2024. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Increased transaction fees may motivate market participants, such as merchants or commercial institutions, to switch from bitcoin to another digital asset or back to fiat currency as their preferred medium of exchange. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin network more vulnerable to a malicious actor or botnet obtaining sufficient control to manipulate the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect the value of the Shares.

To the extent that any miners exclude some or all transactions, significant increases in fees and widespread delays in the recording of transactions could result in a loss of confidence in the bitcoin network, which could adversely impact an investment in Shares.

To the extent that any miners solve blocks that exclude some or all transactions that have been transmitted to the Bitcoin network, such transactions will not be recorded on the blockchain until another miner solves a block that incorporates those transactions. Some in the bitcoin community have suspected that certain technologies (for example, before segregated witness was activated, ASICBoost) enhance speed and reduce electricity use of mining while reducing the number of transactions that are included in mined blocks on the Bitcoin network. To the extent that more blocks are mined without transactions, transactions will settle more slowly, and fees will increase. This could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in the Shares.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Large-Scale Sales or Distributions.

Some entities hold large amounts of bitcoin relative to other market participants, and to the extent that such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of such digital assets, including bitcoin, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

As of the date of this Prospectus, the largest [100] bitcoin wallets held a substantial amount of the outstanding supply of bitcoin and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of bitcoin.

Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.

The size of each block on the Bitcoin Blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Authorized Participant’s ability to buy or sell bitcoin at an advantageous price resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust would be adversely affected.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in bitcoin and, consequently, the Trust, is speculative. The price of bitcoin is volatile, and market movements of bitcoin are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of bitcoin.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per share.

Different from directly owning bitcoin.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased bitcoin directly. The differences in performance may be due to factors such as fees, transaction costs, and index tracking risk. Investors will also forgo certain rights conferred by owning bitcoin directly, such as the right to claim air drops. See “Risk Factors – The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust”.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the rebalancing of the Index or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

Barring the liquidation of the Trust, the Trust does not intend to buy or sell bitcoin directly (though the Custodian may be instructed to sell or transfer bitcoin to pay certain expenses), but rather, will use in-kind creations and redemptions managed by an Authorized Participant. The Authorized Participant’s ability to sell bitcoin may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that a bitcoin spot market or governmental authority may suspend or restrict trading in bitcoin altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting bitcoin or other issues affecting counterparties. Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the bitcoin exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants’ purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent that such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the MVIS® CryptoCompare Bitcoin Benchmark Rate. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the MVIS® CryptoCompare Bitcoin Benchmark Rate and may fall.

Furthermore, the placement of creation and redemption orders using the Conversion Procedures (defined herein, see “Description of Creation and Redemption of Shares” below) require additional administrative steps as compared to creation and redemption orders that do not involve the Conversion Procedures, which could hinder arbitrage opportunities for creation and redemption orders involving the Conversion Procedures. The Sponsor, Administrator or Marketing Agent’s failure to quickly execute such administrative steps could cause a delay in the execution of an Authorized Participant’s order, which could hinder an Authorized Participant’s ability to arbitrage the difference between the MVIS® CryptoCompare Bitcoin Benchmark Rate and the price of the Shares, thereby impacting an Authorized Participant’s ability to keep the price of the Shares closely linked to the MVIS® CryptoCompare Bitcoin Benchmark Rate. See “Description of Creation and Redemption of Shares.”

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin and other digital assets from other holders have occurred in the past. Because of the decentralized process for transferring bitcoin, thefts can be difficult to trace, which may make bitcoin a particularly attractive target for theft. Cyber-security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Index Provider, the transfer agent, the administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s bitcoin could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems,including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian have extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s bitcoin. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian or at other custodian banks which may be located in other jurisdictions. The insolvency of the Custodian, or of any broker, custodian bank or clearing corporation used by the Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and digital assets. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares.

Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor Fee and other liabilities. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

Custodian’s limited operating history.

Custody and security services for the Trust’s bitcoin are provided by the Custodian, although the Trust may retain one or more additional custodians at a later date. Bitcoin held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s bitcoin holdings may be custodied by the Custodian and another portion by a third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the bitcoin.

The Fund expects the Custodian will custody most or all of its bitcoin holdings. Founded in 2012, the Custodian has limited operating experience in choosing security or custody arrangements for bitcoin. A loss of confidence or breach of the Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s bitcoin. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodian Agreement. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Calculation Agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Index.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

Bitcoin has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the bitcoin market, including advancements in the underlying technology, changes to bitcoin may expose investors in the Fund to additional risks which are impossible to predict.

Risks Associated with the Index and Index Pricing

The Index has a limited history.

The Index was developed by MVIS, the Index Provider, and has a limited performance history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the spot markets that contribute prices to the Trust’s NAV. Any such changes could affect the present, past and expected levels of the Index and could adversely affect performance of the Index. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of bitcoin in the future. The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. By investing in the Trust, Shareholders will have no rights against the Index Provider or any other persons that have discretion over the Index, even though these entities administer, oversee and determine the Index.

Pricing sources used by the Index are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin used in Index calculations and, therefore, could adversely affect the level of the Index.

The Index is based on various inputs which include price data from various third-party bitcoin spot markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change index.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “CALCULATION OF NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the VWMP of bitcoin used for the calculation of the Index as of the time of such valuation.

Using a VWMP methodology and price feeds from eligible bitcoin spot markets, the Index intends to represent the U.S. dollar value of one bitcoin on VWMP spot market data over 20 intervals in rolling three-minute increments, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. As such, the VWMP methodology used to determine the NAV may not be reflective of market events and other developments that occur after its pricing window and thus this methodology may not be reflective of the then-available market price of bitcoin in periods between its calculation. Additionally, as the methodology references a median price, it may not reflect the price of bitcoin available for the Trust to transact on any single spot market. The Sponsor does not intend, and disclaims any obligation, to determine whether the methodology used to determine the level of the Index accurately reflects the value of bitcoin or the price at which market transactions in bitcoin could be readily effected at any given time.

Because the NAV of the Trust will be based almost entirely on the value of the Trust’s bitcoin portfolio as determined by such VWMP methodology, and “in-kind” subscriptions and redemptions are processed based on the NAV of the Trust, if the methodology does not reflect the market value of bitcoin at a given time, “in-kind” subscription and redemption transactions will be effected at prices that may adversely affect the Trust.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Paying for the Retirement of Carbon Credits

The actual costs of retiring MCO2 tokens may deviate from of the estimates calculated for purposes of the Index, which may cause the actual performance of the Trust to deviate from the performance of the Index, which deviation could be material. In particular, the MCO2 tokens are only one form of available carbon credits, and the Trust is expected to pay for the retirement of such MCO2 tokens at pre-negotiated prices that may be higher or lower than the then-current spot price for similar carbon credits. As a result, given that the Index reflects the current estimated spot price for carbon credits, paying for the retirement of MCO2 tokens pursuant to the Trust's agreement with Moss may cause the Trust's performance to deviate from what would be expected under the Index. However, the pre-negotiated prices provide a safeguard against potentially significant increases in the price of MCO2 tokens that could result from market fluctuation. If MCO2 tokens are unavailable for any reason, the carbon credit prices will be benchmarked to the average wholesale price as defined by IHS Markit survey for voluntary carbon credit wholesale prices is called OPIS plus the cost of tokenizing the credits. In addition, the performance of the Trust will necessarily fall below that of similar bitcoin-focused investment vehicles as a result of the expenses associated with retiring MCO2 tokens required to track the Index. As a result, given the Trust's focus on carbon neutrality, its performance from a purely financial perspective will necessarily fall below other similar investment structures that do not seek to achieve a carbon neutral result from their portfolio investments.

Regulatory Risk

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the Bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber-security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin is treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. Public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that such officials do not believe that bitcoin is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If bitcoin is determined to be a “security” under federal or state securities laws, by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in bitcoin at potentially unfavorable prices and potentially terminate, in the event that bitcoin were determined to fall under the definition of a security under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets were an examination priority for 2020. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

To the extent that bitcoin is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity trading advisor with the CFTC and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’s BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

Shareholders could incur a tax liability without an associated distribution.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay its expenses) that is otherwise not associated with a distribution to shareholders. While purchases and sales of bitcoin are not expected to occur, in the event that this does occur, shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and transactions involving bitcoin for United States federal income tax purposes may change.

Under current IRS guidance, bitcoin is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in bitcoin in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which bitcoin is exchanged and the taxpayer’s basis in the bitcoin. However, because bitcoin is a new technological innovation, IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin, including, without limitation, the tax treatment of a fork may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including, without limitation, state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

A hard “fork” of the Bitcoin Blockchain could result in Shareholders incurring a tax liability.

The Trust may disclaim any digital assets created by a fork of the Bitcoin Blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Bitcoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders. Any tax liability could adversely impact an investment in the shares and may require shareholders to prepare and file tax returns.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[    ].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where bitcoin trade. In a highly volatile market, or if one or more spot markets supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Bitcoin valued using techniques other than those employed by the Index, including bitcoin investments that are “fair valued,” may differ from the value established by the Index.

BITCOIN, BITCOIN MARKETS AND REGULATION OF BITCOIN

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the spot markets where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer electronic network. No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or any other centralized authority. The infrastructure of the Bitcoin network is collectively maintained on a distributed basis by the network’s participants, consisting of “miners”, who run special software to validate transactions, developers, who maintain and contribute updates to the Bitcoin network’s source code, and users, who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The source code for the Bitcoin network and related software protocol is open-source, and anyone can contribute to its development. The value of bitcoin is in part determined by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin network’s software protocol. Because each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin network full node, i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain as well as related software. Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin network will recognize.

Bitcoin

Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term “decentralized” is often used in descriptions of bitcoin.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol

Bitcoin is an open source project with no official company or group that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin network software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin network software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin network source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risks Associated with bitcoin and the Bitcoin network.” A modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork transaction; it merely receives the new cryptocurrency while it continues to hold the same number of bitcoin. The Trust Agreement will stipulate that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. The Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the forked asset.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief to have immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Custodian” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network. A node may validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block.” The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward.” Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Markets

Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of, and demand for, bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

Outside of the spot markets, bitcoin can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot markets.

In addition, bitcoin futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. As of February 27, 2021, CFTC regulated bitcoin futures represented approximately $28 billion in notional trading volume on Chicago Mercantile Exchange (“CME”). Bitcoin futures on the CME traded over $1.2 billion per day in December 2020 and represented $1.6 billion in open interest.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ethereum, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving. As of September 2021, bitcoin had a total market capitalization of approximately $815 billion and represented approximately 42% of the entire digital asset market.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell bitcoin, although the Trustee may direct the Custodian to sell bitcoin to pay certain expenses. Instead, Authorized Participants will deliver bitcoin to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver bitcoin to Authorized Participants when those Authorized Participants redeem Shares. The Trust will value its Shares daily based on the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares.

Regulation of Bitcoin and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. As noted previously, the SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving bitcoin and bitcoin markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not use collateral, leverage, or financing.

On December 1, 2017, two designated contract markets (“DCMs”) registered with the CFTC self-certified new contracts for bitcoin futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis, with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of bitcoin futures, which required DCMs to enter direct information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other bitcoin prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly bitcoin spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions, including Canada, Germany, and Sweden have also approved exchange-traded bitcoin products.

The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of bitcoin, as measured by the performance of the Index, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares. The Trust is sponsored by One River Digital Asset Management, LLC, a wholly-owned subsidiary of One River Asset Management, LLC.

The Sponsor believes that the Trust will provide a cost-efficient, carbon neutral way for Shareholders to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Description of the Index Construction and Maintenance

The Index is designed to reflect the performance of bitcoin in U.S. dollars on a carbon neutral basis. The Index is constructed using bitcoin price feeds from eligible bitcoin spot markets and volume-weighted median price average (“VWMP”), calculated over 20 intervals in rolling three-minute increments, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. The Index methodology was developed by the Index Provider and is monitored by the Committee.

Eligible spot markets include all U.S. digital asset exchanges and/or regulated digital asset exchanges selected by the Committee. Such markets will be evaluated semi-annually, and the final selections will be made on the third Friday of January and July or during market disruptions where a market review is warranted, as determined by the Committee. Current bitcoin spot markets include Bitstamp, Coinbase, Gemini, itBit, and Kraken. CryptoCompare assigns a grade from AA to F to each spot exchange, with the goal of helping markets assess the lowest-risk exchanges in the industry. Top-tier exchanges are in the AA-B bracket and meet the standard of acceptable risk. More than 160 global spot exchanges are evaluated monthly based on data transparency, KYC stringency and transaction monitoring. After ascertaining application programming interface (“API”) data from these exchanges, the information is aggregated from actual trade data in a manner that is intended to resist manipulation. The normal trading hours for bitcoin exchanges are 24-hours per day, 365-days per year.

The MVIS® CryptoCompare Bitcoin Benchmark Rate establishes the price of bitcoin in U.S. dollars through the time weighed average of 20 three-minute intervals, which is calculated by (1) ordering all individual transactions on eligible spot markets into three minute intervals by volume weighted median prices, and then (2) taking the average of the prior 20 internals to establish the index value.

As the Index is calculated as a price return, it does not track forks or air drops involving bitcoin. Accordingly, the Trust will not participate in forks or air drops, as further described above in “Risk Factors – The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.”

The use of the Index is designed to eliminate from the NAV calculation methodology pursuant to which the Trust prices its Shares those bitcoin spot markets with indicia of suspicious, fake, or non-economic volume. In addition, the use of multiple eligible bitcoin spot markets is designed to mitigate the potential for idiosyncratic market risk, as the failure of any individual bitcoin spot market should not materially impact pricing for the Trust. Moreover, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the eligible spot markets, and potentially coordinated activity across those markets, making it more difficult to conduct, profit from, or avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as the Index Provider believes the real bitcoin market to be.

In addition to the above safeguards, the Index is calculated using a VWMP methodology and price feeds from eligible bitcoin spot markets. The Index is constructed using bitcoin price feeds from eligible bitcoin spot markets and volume weighted median price average (“VWMP”), calculated over 20 intervals in rolling three-minute increments, less the estimated cost of offsetting the daily carbon emissions attributable to each bitcoin in the network. The use of 20 rolling three-minute increments means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the spot market or regulators, or both. The use of a “median” price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular market, to impact the NAV, as it systematically excludes those prices from the NAV calculation.

The Sponsor further believes that the fact that the Trust will not purchase bitcoin and, in all ordinary circumstances, barring a forced redemption of the Trust or other extraordinary circumstances, will not sell bitcoin (though the Trustee may direct the Custodian to do so to pay certain expenses), but will instead process all creations and redemptions in-kind in transactions with Authorized Participants, provides unique protections against potential attempts by bad actors to manipulate the price of bitcoin on spot markets contributing to the Index and thereby the Trust’s NAV calculation. Even if a bad actor were able to temporarily manipulate the price of bitcoin on such market, and even if it could manipulate enough of the volume and enough of the markets to overwhelm the protections designed into the calculation of the Index and thereby the NAV (addressed below), the exclusive use of in-kind creations and redemptions in all circumstances barring a forced redemption, means that the amount of bitcoin per Share held by the Trust would not be impacted as a result and long-term Shareholders of the Trust would therefore be protected in a way that would not be the case if the Trust processed creations or redemptions in cash.

MV Index Solutions GmbH (the “Calculation Agent”) is an indirectly wholly owned subsidiary of Van Eck Associates Corporation. The Calculation Agent is an affiliate of the Index Provider. The Calculation Agent does not guarantee the accuracy, timeliness and/or the completeness of any data supplied by it or any data included therein. The Calculation Agent shall not be subject to any damages or liability for any errors, omissions, or delays therein. The Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the data supplied or any data included therein. Without limiting any of the foregoing, in no event whatsoever shall the Calculation Agent be liable for any special, incidental, indirect, punitive, or consequential damages (including, but not limited to, loss of profits, trading losses, lost time, or goodwill) even if the Calculation Agent has been notified of the possibility of such damages.

CALCULATION OF NAV

For purposes of calculating the Trust’s NAV per Share, the NAV of the Trust will be equal to the median price of the bitcoin used in the calculation of the Index less the Trust's liabilities, including the cost of carbon measured in the Index, divided by the total number of outstanding Shares. The accumulation of the daily carbon offset costs calculated in the Index act as an expense to the Trust. The payment for the retirement of carbon offsets will occur once per quarter of the calendar year. The number of MCO2 tokens retired will equal the aggregated sum of offsets implied by the daily carbon footprint for each bitcoin during the quarter. The NAV will accrue the estimated carbon cost daily.

The Sponsor believes that use of the Index mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

The Trust will not hold carbon offsets as assets. Instead, they are functionally equivalent to an expense of the Trust and will be retired by the Trust instantaneously upon payment. Furthermore, the creation of the Index and tokenization of the carbon offsets will provide additional transparency to investors with respect to the NAV of the Trust vis-à-vis the estimated carbon footprint of the bitcoin retired by the Trust.

As discussed, the fact that there are multiple bitcoin spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various markets.

Since the Index is intended to represent the U.S. dollar value of one bitcoin based on VWMP spot market data over rolling three-minute increments malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across markets, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because, any manipulation attempt would have to involve a majority of global spot bitcoin volume in a narrow window to have any influence on the NAV.

The Trust’s NAV per Share is calculated by:

•	taking the fair market value of its total assets based on the volume-weighted median price of bitcoin used for the calculation of the Index;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 16:00 EST. Trading during the core trading session on the Exchange typically closes at 16:00 EST. However, NAVs are not officially struck until later in the day (often by 17:30 EST and almost always by 20:00 EST). The pause between 16:00 EST and 17:30 EST (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. The Sponsor will publish the NAV per Share on the Trust's website as soon as practicable after its determination, and will provide website disclosure of its NAV daily. The website disclosure of the Trust's NAV will occur at the same time as the disclosure by the Sponsor of the NAV to Authorized Participants so that all market participants are provided such information at the same time.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Trust's website, as well as one or more major market data vendors, will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Index as reported by Bloomberg, L.P. or another reporting service.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 EST to 16:00 EST. [            ] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a 60-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

CARBON NEUTRALITY

The Trust intends to offset the carbon footprint associated with the bitcoin it holds by paying for the retirement of voluntary carbon credits equal to the daily estimated carbon emissions associated with the bitcoins held by the Trust. Voluntary carbon credits are certified and standardized under the Verra Verified Carbon Standard (“Verra”), an organization that establishes and manages standards and programs in connection with voluntary carbon credits. The Trust will only utilize carbon credits that meet the Verra standards.

The Trust has entered into an agreement with LIRDES S.A. (doing business as Moss Earth) (“Moss”), a company located in Uruguay, to pay for MCO2 tokens representing certified reductions in greenhouse gas emissions. The MCO2 token is a digital representation of a carbon credit that is stored on a registry by Verra and can be acquired in over the counter or publicly traded markets. The MCO2 tokens issued by Moss are carbon offsets encrypted and tokenized utilizing blockchain technology and are stored on a registry managed by Verra. Moss purchases carbon credits from projects that are certified under Verra’s Verified Carbon Standard. Each circulating MCO2 token is intended to represent a claim on a certified carbon credit held in an aggregated pool of carbon credits within the Moss account on the Verra Registry. Tokenized carbon credits are fungible and do not represent a claim on a specific underlying carbon credit issued to a specific carbon reduction project.

The Trust will initially purchase MCO2 tokens from Moss at the end of March, June, September, and December at pre-negotiated prices and Moss will instantaneously retire the tokens to the public blockchain. The number of MCO2 tokens paid for by the Trust will equal the aggregated sum of offsets implied by the daily carbon emissions for a single bitcoin over the preceding quarter multiplied by the average number of bitcoins held in the Trust's portfolio during the quarter, with a view towards tracking the carbon footprint offset estimate calculated by the Index. Employing tokenized carbon credits provides investors with enhanced transparency as the blockchain serves as a public record of the Trust transactions in carbon offsets on the Verra registry.

The Index value is the benchmark value of the bitcoin less the estimated daily cost of offsetting the carbon emissions of a single bitcoin. The value of the carbon offset provides the marketplace with a tangible measurement of the implied market cost of carbon emissions. The daily accumulation of the carbon offset component of the Index measures the totality of the cost of the carbon offset required for holding a single bitcoin over the accumulation period.

The Trust does not hold the carbon offset MCO2 tokens as an asset. Instead, the Trust pays for the MCO2 tokenized carbon offsets from Moss, which then instantaneously retires the tokens to the public blockchain, to reduce global carbon emissions by the carbon dioxide tonnage (or tonnage of other similar greenhouse gases) corresponding to such tokens. In tokenized form, investors and the marketplace can validate the activity in carbon credit offsets through the public blockchain, enhancing transparency. The retirement of the carbon offset makes it unusable in the future and is the final step in offsetting emissions. Upon expiration of its agreement with Moss in April 2031, the Trust will either enter into a replacement agreement, or alternatively pay for the retirement of MCO2 tokens or similar carbon credits at then current spot prices for such instruments.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on April 27, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on December 1, 2020.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the Baskets being created or redeemed. The total amount of bitcoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [    ] (the “Sponsor Fee”). The Sponsor Fee will be paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in bitcoin. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Trust will transfer or sell bitcoin in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell bitcoin in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Trust will seek to transfer bitcoin at such times and in the smallest amounts required to permit such payments as they become due. The amount of bitcoin transferred or sold may vary from time to time depending on the market price of bitcoin relative to the Trust’s expenses and liabilities.

The Trust will also bear the costs associated with retiring MCO2 tokens.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any state or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Index Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

At present, the primary business activities of the Sponsor is the provision of investment advisory, management, shareholder, investment information and assistance for individual and institutional investors.

The principal office of the Sponsor is:

One River Digital Asset Management, LLC

3 River Road Cos Cob, CT 06087

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within 45 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date on which the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the transfer of bitcoin required for the operation of the Trust.

The Custodian

The Custodian is responsible for safekeeping all of the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening the Bitcoin Account, as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) receives and processes orders from Authorized Participants for the creation and redemption of Baskets; (2) coordinates the processing of orders from Authorized Participants with the Marketing Agent, the Custodian, the Trust and the DTC; (3) responds to correspondence by Shareholders and others relating to its duties; (4) maintains Shareholder accounts; and (5) makes periodic reports to the Trust.

Index Services

The Index Provider, MV Index Solutions GmbH, an indirectly wholly owned-subsidiary of Van Eck Associates Corporation, is responsible for analyzing bitcoin market data relating to the calculation and maintenance of the One River Carbon Neutral Bitcoin Index. MVIS, with the assistance of its affiliates, is also the calculation agent is the third-party, independent calculation agent for the Index.

The Marketing Agent

The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodian will keep custody of the Trust’s bitcoin. The transfer of bitcoin to and from Authorized Participants is directed by the Sponsor. The Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the bitcoin.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. The Trust has entered into a cash custody agreement with BNYM (in such capacity, the “Cash Custodian”), under which BNYM acts as custodian of the Trust’s cash and cash equivalents.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[    ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges. The Trust will not accept or distribute cash in exchange for Baskets, other than upon its dissolution.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [50,000] Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, or another broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares.

The Trust issues Shares on an ongoing basis, but only in one or more Baskets (with a Basket being a block of 50,000 Shares). The Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants, according to the procedures described herein.

The creation and redemption of a Basket require the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoins represented by each Basket being created or redeemed, the number of which is determined by dividing the number of bitcoins owned by the Trust at 16:00 New York time, on the trade date of a creation or redemption order, as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, by the number of Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth of one bitcoin), and multiplying such quotient by 50,000 (the “Basket Bitcoin Amount”). The Basket Bitcoin Amount multiplied by the number of Baskets being created or redeemed is the “Total Basket Bitcoin Amount.”

The MCO2 tokenized carbon offset will not be a part of any Basket as it is not an asset to the Trust, nor does the Trust's payment for the retirement of such MCO2 tokens impact the process by which the Trust creates or redeems Baskets. The Trust will pay for the retirement of such carbon offsets at a quarterly frequency, thereby permanently offsetting carbon emissions.

The Basket Bitcoin Amount will gradually decrease over time as the Trust’s bitcoins are used to pay the Trust’s expenses.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and the Liquidity Providers and (iii) in the case of the creation or redemption of Baskets that do not use the Conversion Procedures, own a bitcoin wallet address that is recognized by the Custodian as belonging to the Authorized Participant (an “Authorized Participant Self-Administered Account”). Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Although the Trust will create Baskets only upon the receipt of bitcoins, and will redeem Baskets only by distributing bitcoins, an Authorized Participant may deposit cash with the Administrator, which will facilitate the purchase or sale of bitcoins through a Liquidity Provider on behalf of an Authorized Participant (the “Conversion Procedures”). Liquidity Providers must (i) enter into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and each Authorized Participant and (ii) own a Liquidity Provider Account.

The Conversion Procedures will be facilitated by a single Liquidity Provider. On an order-by-order basis, the Sponsor will select the Liquidity Provider that it believes will provide the best execution of the Conversion Procedures, and will base its decision on factors such as the Liquidity Provider’s creditworthiness, financial stability, the timing and speed of execution, liquidity and the likelihood of, and capabilities in, execution, clearance and settlement. In the event that an order cannot be filled in its entirety by a single Liquidity Provider, additional Liquidity Provider(s) will be selected by the Sponsor to fill the remaining amount based on the criteria above.

The trade date on which the Basket Bitcoin Amount is determined is different for orders utilizing the Conversion Procedures. For orders that do not utilize the Conversion Procedures, the trade date is the day on which an order is placed, whereas the trade date for orders that utilize the Conversion Procedures is the day after which an order is placed. This could result in a different execution price for orders depending on whether the Conversion Procedures are utilized.

For example, if an Authorized Participant submits an order that does not utilize the Conversion Procedures at 14:00 on a Monday, the Basket Bitcoin Amount required to purchase a Basket of Shares will be determined at 16:00 or as soon as practicable thereafter, on that same day. Alternatively, for orders utilizing the Conversion Procedures, if an Authorized Participant submits an order at 14:00 on a Monday and pays the requisite Cash Collateral Amount at 15:00 on that same date, the Total Basket Bitcoin Amount will nevertheless be determined at 16:00, or as soon as practicable thereafter, on Tuesday. Pursuant to the Conversion Procedures, the Authorized Participant is obligated to pay the Cash Exchange Rate which is calculated on Monday, times the Total Basket Bitcoin Amount, which is calculated on Tuesday. The Liquidity Provider is required to deposit the Total Basket Bitcoin Amount as calculated on Tuesday, even if there were a change in the price of bitcoin since Monday.

Authorized Participants that create and redeem Baskets using the Conversion Procedures will pay a transaction fee equal to a percentage of the Cash Exchange Rate times the Total Basket Bitcoin Amount (the “Liquidity Provider Fee”). The Liquidity Provider Fee is intended to cover all of a Liquidity Provider’s expenses in connection with the creation or redemption order, including any exchange fees that the Liquidity Provider incurs in connection with buying or selling bitcoins. Once the Authorized Participant’s Cash Collateral Amount is received by the Administrator, in the case of creation orders utilizing the Conversion Procedures, and once the Administrator notifies a Liquidity Provider that a redemption order utilizing the Conversion Procedures has been accepted, Authorized Participants will be obligated to accept the Liquidity Provider’s Cash Exchange Rate and will have no recourse against the Trust, Administrator or Liquidity Provider if they are dissatisfied with the Cash Exchange Rate. A creation or redemption order utilizing the Conversion Procedures that has been accepted may only be subsequently cancelled or withdrawn if there is no Liquidity Provider able to transact in bitcoin and purchase the Total Basket Bitcoin Amount on behalf of the Authorized Participant.

Authorized Participants must also pay a $500 transaction fee to the Administrator in connection with any creation or redemption order, regardless of the size of the order or whether the order utilizes the Conversion Procedures. This $500 transaction fee and the Liquidity Provider Fee, in the case of orders utilizing the Conversion Procedures, are the only fees that an Authorized Participant is required to pay in connection with the creation and redemption of Baskets. Authorized Participants who deposit bitcoins with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the whole and fractional bitcoins required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Sponsor and the relevant Authorized Participant. Under the Participant Agreement, the Sponsor agrees to indemnify each Authorized Participant against certain liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and investors should refer to the relevant provisions of the Trust Agreement, Custodian Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any Business Day, an Authorized Participant may order one or more Creation Baskets from the Trust by placing a creation order with the Administrator. Creation orders must be placed “in-kind,” as described below, but Conversion Procedures are available to facilitate the purchase or sale of bitcoins through a Liquidity Provider.

Creation orders must be placed no later than 15:59:59 EST on each Business Day. Authorized Participants may only create Baskets and cannot create any Shares in an amount less than a Basket.

Creation Orders that Do Not Utilize Conversion Procedures

Creations will ordinarily take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T		T+1
•	The Authorized Participant places a creation order with the Administrator.	•	The Authorized Participant transfers the Total Basket Bitcoin Amount from its Authorized Participant Self-Administered Account to the Custodian.

•	The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Administrator.	•	Once the Total Basket Bitcoin Amount is received by the Custodian, the Administrator directs the Transfer Agent to credit the Creation Baskets to the Authorized Participant’s DTC account.

•	The Total Basket Bitcoin Amount is determined as soon as practicable after 16:00 New York time.

Creation Orders that Utilize Conversion Procedures

Upon receiving instruction from the Administrator that a creation order has been accepted by the Marketing Agent, the Authorized Participant will send to the Administrator the U.S. Dollar value of the Total Basket Bitcoin Amount that could exceed 100% dependent on market conditions (or “that will be determined by competitive market conditions”), as calculated using the most recently published MVIS® CryptoCompare Bitcoin Benchmark Rate (the “Cash Collateral Amount”). Once the Cash Collateral Amount is received by the Administrator, the Sponsor will notify the Liquidity Provider of the creation order. The Liquidity Provider will then (i) determine the Cash Exchange Rate, which, in the case of a creation order, is the Index spot price at the time at which the Cash Collateral Amount is received by the Administrator, plus a Liquidity Provider Fee based on competitive market conditions and (ii) provide a firm quote to the Authorized Participant for the Total Basket Bitcoin Amount, determined by using the Cash Exchange Rate. If the Liquidity Provider’s quote is greater than the Cash Collateral Amount received, the Authorized Participant will be required to pay the difference on the same day. Under the Conversion Procedures, the Authorized Participant does not pay more than the firm quote provided by the Liquidity Provider. The Liquidity Provider bears the risk of any change in the Total Basket Bitcoin Amount and of any change in the price of bitcoin once the Cash Exchange Rate has been determined. Provided that payment for the Total Basket Bitcoin Amount is received by the Administrator, the Liquidity Provider will deliver the bitcoins to the Custodian on the settlement date on behalf of the Authorized Participant. The Liquidity Provider may realize any arbitrage opportunity between the firm quote that it provides to the Authorized Participant and the price at which it sources the requisite bitcoin for the Total Basket Bitcoin Amount. After the Custodian receives the Total Basket Bitcoin Amount, the Administrator will instruct the Transfer Agent to deliver the Creation Baskets to the Authorized Participant. The Administrator will then send the Liquidity Provider the cash equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, plus the Liquidity Provider Fee. The Administrator will return any remaining amount of the Cash Collateral Amount to the Authorized Participant.

The above procedures are further explained below, where “T” is the trade date and each day in the sequence must be a Business Day:

T-1		T		T+1
•	The Authorized Participant places a creation order with the Administrator.	•	The Total Basket Bitcoin Amount is determined as soon as practicable after 16:00 New York time.	•	The Liquidity Provider delivers the Total Basket Bitcoin Amount to the Custodian.

•	The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Administrator.	•	Prior to “T+1”, the Liquidity Provider must complete its purchase of the Total Basket Bitcoin Amount.	•	Once the Total Basket Bitcoin Amount is received by the Custodian, the Administrator directs the Transfer Agent to credit the Creation Baskets to the Authorized Participant’s DTC account.

•	The Authorized Participant sends the Cash Collateral Amount to the Administrator.			•	The Administrator sends the Liquidity Provider an amount of cash equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, plus the Liquidity Provider Fee, and returns any remaining amount of the Cash Collateral Amount to the Authorized Participant.

•	The Sponsor advises a Liquidity Provider that the Cash Collateral Amount has been deposited.

•	The Liquidity Provider provides the Authorized Participant with the Cash Exchange Rate and a firm quote for the Total Basket Bitcoin Amount.

•	If the Cash Collateral Amount deposited by the Authorized Participant is less than the firm quote provided by the Liquidity Provider, the Authorized Participant sends the difference between the Cash Collateral Amount deposited and the firm quote to the Administrator.

•	The Liquidity Provider may begin purchasing bitcoins.

Determination of Required Deposits

The Basket Bitcoin Amount required for a Creation Basket will be determined by dividing the number of bitcoins owned by the Trust at 16:00 New York time, on the trade date of a creation or redemption order, as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, by the number of Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth of one bitcoin), and multiplying such quotient by 50,000. All questions as to the composition of a Basket Bitcoin Amount will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust .

Deposits other than those received from an Authorized Participant Self-Administered Account or a Liquidity Provider Account will be rejected. The expense and risk of delivery, ownership and safekeeping of bitcoins, until such bitcoins have been received and not rejected by the Trust, shall be borne solely by the Authorized Participant. The Custodian may accept delivery of bitcoins by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place a redemption order specifying the number of Redemption Baskets to be redeemed. Redemption orders must be placed “in-kind,” as described below, but Conversion Procedures are available to facilitate the purchase or sale of bitcoins through a Liquidity Provider.

Redemption orders must be placed no later than 15:59:59 EST on each Business Day. The Authorized Participants may only redeem Baskets and cannot redeem any Shares in an amount less than a Basket.

Redemption Orders that Do Not Utilize Conversion Procedures

Redemptions will ordinarily take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T		T+2
•	The Authorized Participant places a redemption order with the Administrator.	•	The Authorized Participant delivers to the Transfer Agent Redemption Baskets from its DTC account.

•	The Marketing Agent accepts (or rejects) the redemption order.	•	Once the Redemption Baskets are received by the Transfer Agent, the Custodian transfers the Total Basket Bitcoin Amount to the Authorized Participant and the Transfer Agent cancels the Shares.

•	The Total Basket Bitcoin Amount is determined as soon as practicable after 16:00 New York time.

Redemption Orders that Utilize Conversion Procedures

To redeem Baskets using the Conversion Procedures, Authorized Participants will send the Administrator a redemption order. The Marketing Agent will accept or reject the redemption order on that same date. A Liquidity Provider will then (i) determine the Cash Exchange Rate, which, in the case of a redemption order, is the Index spot price minus the Liquidity Provider Fee at the time at which the Administrator notifies the Authorized Participant that an order has been accepted and (ii) provide a firm quote to an Authorized Participant for the Total Basket Bitcoin Amount, determined by using the Cash Exchange Rate. Under the Conversion Procedures, the Authorized Participant does not receive less than the firm quote provided by the Liquidity Provider. The Liquidity Provider bears the risk of any change in the Total Basket Bitcoin Amount and of any change in the price of bitcoin once the Cash Exchange Rate has been determined.

The Liquidity Provider will send the Administrator the cash proceeds equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, minus the Liquidity Provider Fee. The Liquidity Provider may realize any arbitrage opportunity between the firm quote that it provides to the Authorized Participant and the price at which it sells the requisite bitcoin for the Total Basket Bitcoin Amount. Once the Authorized Participant delivers the Redemption Baskets to the Transfer Agent, the Administrator will send the cash proceeds to the Authorized Participant and the Transfer Agent will cancel the Shares. At the instruction of the Administrator, the Custodian will then send the Liquidity Provider the Total Basket Bitcoin Amount.

The above procedures are further explained below, where “T” is the trade date and each day in the sequence must be a Business Day:

T-1		T through T+1		T+2
•	The Authorized Participant places a redemption order with the Administrator.	•	The Total Basket Bitcoin Amount is determined as soon as practicable after 16:00 New York time, on “T”.	•	The Authorized Participant delivers to the Transfer Agent Redemption Baskets from its DTC account.

•	The Marketing Agent accepts (or rejects) the redemption order.	•	Prior to “T+2”, Liquidity Provider must complete its sale of the Total Basket Bitcoin Amount.	•	The Liquidity Provider sends the Administrator the cash proceeds equal to Cash Exchange Rate times the Total Basket Bitcoin Amount, minus the Liquidity Provider Fee.

•	The Sponsor advises a Liquidity Provider that a redemption order has been accepted.			•	Once the Redemption Baskets are received by the Transfer Agent, the Administrator sends the above-mentioned cash proceeds to the Authorized Participant and the Transfer Agent cancels the Shares.

•	The Liquidity Provider provides the Authorized Participant with the Cash Exchange Rate and a firm quote for the Total Basket Bitcoin Amount.			•	The Custodian sends the Liquidity Provider the number of bitcoins equal to the Total Basket Bitcoin Amount.

•	The Liquidity Provider may begin selling bitcoins.

Determination of Redemption Distribution

The Basket Bitcoin Amount required for a Redemption Basket will be determined by dividing the number of bitcoins owned by the Trust at 16:00 New York time, on the trade date of a creation or redemption order, as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, by the number of Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth of one bitcoin), and multiplying such quotient by 50,000.

Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due. The Sponsor has final determination of all questions as to the composition of the number of bitcoins required for a Redemption Basket.

Suspension or Rejection of Orders

The creation or redemption of Shares may be suspended generally, or refused with respect to particular requested creations or redemptions, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible to process creation orders or redemption orders. The Administrator may reject an order if such order is not presented in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Sponsor or its delegates will be liable for the suspension, rejection or acceptance of any creation order or redemption order.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if any Authorized Participant is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of bitcoin and, in some instances, may consist partially or wholly of cash. Cash proceeds will be received by the Cash Custodian and transferred to the Sponsor to purchase bitcoin for the Trust. Coinbase, as bitcoin Custodian, will hold the bitcoin purchased by the Sponsor on the Trust’s behalf, and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, (2) bitcoin is distributed to Authorized Participants in connection with redemptions of Baskets or (3) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor will have the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Sponsor may select service providers that are affiliates. The Sponsor has a conflict of interest to select affiliated service providers because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers than the affiliates selected by the Sponsor. Appropriate procedures have been implemented to avoid any conflicts of interest adversely affecting the interests of Shareholders.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•	select the Trust’s Trustee, administrator, transfer agent, custodian(s), index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

•	develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	maintain the Trust’s website;

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	receive directly, or through its delegates, from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders, receive directly or through its delegates the amount of bitcoin in a Basket;

•	in connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of bitcoin, or either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•	receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly, or through its delegates, transfer to the redeeming Authorized Participant the quantity of bitcoin attributable to the Shares redeemed;

•	assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•	use its reasonable best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any state or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•	in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 3 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

The Index Provider

The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. The Index Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The executive officers of the Sponsor are as follows: [    ]

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 3 River Road, Cos Cob, CT 06087, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The Trust’s fiscal year will be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Schulte Roth & Zabel LLP has advised the Sponsor in connection with the Shares being offered. Schulte Roth & Zabel LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the One River Carbon Neutral Bitcoin Trust will be included herein in reliance on the report of [    ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee intend to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoin

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released the Notice, which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoin could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that bitcoins are properly treated for U.S. federal income tax purposes as property that is not currency. Tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of bitcoins.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS Issued an FAQ that addressed some, but not all of these issues, but it has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Additionally, in 2019 the IRS issued a revenue ruling regarding certain tax consequences of "hard forks" and "airdrops" of a cryptocurrency (the "Revenue Ruling"). The Revenue Ruling provides that a taxpayer does not have gross income as a result of a hard fork of a cryptocurrency the taxpayer owns if the taxpayer does not receive units of a new cryptocurrency. However, a taxpayer has gross income, ordinary in character, as a result of an airdrop of a new cryptocurrency following a hard fork if the taxpayer receives units of new cryptocurrency.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Although the Trust does not intend to sell bitcoin, it will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the bitcoin held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold and otherwise will be short-term capital gain or loss.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Bitcoin Blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Bitcoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Pursuant to the Revenue Ruling, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale generally will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which air drops occur, it is clear from the reasoning of the Revenue Ruling that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, therefore, it would have similar tax consequences to those described above for a hard fork.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and the noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

Tax Consequences to Non-U.S. Shareholders

As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is, for such purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “non-U.S. Shareholder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of bitcoins in payment of certain expenses of the Trust. A non-U.S. Shareholder generally is not expected to be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Shareholder recognizes upon a sale of Shares. However, if the income from the trust is effectively connected to a U.S. trade or business, or, in the case of an individual, the individual is in the United States more than 180 days, the gains may be subject to U.S. tax. Additionally, if the Trust is treated as recognizing ordinary income as a result of an airdrop or hard fork and that income is U.S. source income, Non-U.S. Shareholders generally would be subject to a 30% withholding tax on such income. As a result of the uncertainty related to the taxation and sourcing of bitcoin and new cryptocurrency received as a result of an airdrop or hard fork, Non-U.S. Shareholder generally should expect to be subject to this withholding tax on the receipt of proceeds in respect of such airdrops or hard forks.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in bitcoin held by the Trust.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX

ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of Section 3(42) of ERISA, of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•	the Trust’s website, https://www.oneriveram.com/digital-strategies; and

•	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://www.oneriveram.com/digital-strategies. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information is available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://www.oneriveram.com/digital-strategies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“Liquidity Provider Fee”—A transaction fee equal to a percentage of the Cash Exchange Rate times the Total Basket Bitcoin Amount, which shall be paid by the Authorized Participant to a Liquidity Provider in connection with creations and redemptions that utilize the Conversion Procedures.

“Advisers Act”: The Investment Advisers Act of 1940.

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: The Bank of New York Mellon

“Authorized Participant”—Certain eligible financial institutions that have entered into an agreement with the Trust and the Sponsor concerning the creation and redemption of Shares. Each Authorized Participant (i) is a registered broker-dealer, (ii) has entered into a Participant Agreement with the Sponsor, the Administrator and Liquidity Providers, if applicable, and (iii) has access to an Authorized Participant Self-Administered Account in the case of the creation or redemption of Baskets that do not use the Conversion Procedures.

“Authorized Participant Self-Administered Account”—A bitcoin wallet address previously known to the Custodian as belonging to the Authorized Participant.

“Basket”: A block of 50,000 Shares used by the Trust to issue or redeem Shares.

“Basket Bitcoin Amount”—On any trade date, the number of bitcoins as of such trade date for each Creation Basket or Redemption Basket, as determined by dividing (x) the number of bitcoins owned by the Trust at 16:00, New York time on such trade date, after deducting the number of bitcoins representing the U.S. Dollar value of accrued but unpaid fees and expenses of the Trust (converted using the MVIS® CryptoCompare Bitcoin Benchmark Rate at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time and multiplying the quotient so obtained by 50,000.

“Basket Deposit”: The total deposit required to create each basket.

“Bitcoin”: Is a system for decentralized digital value exchange that is designed to enable units of bitcoin to be transferred across borders without the need for currency conversion. Bitcoin is not legal tender. The supply of bitcoin is not determined by a central government, but rather by an open-source software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. The responsibility for maintaining the official ledger of who owns what bitcoin and for validating new bitcoin transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.

“Blockchain (or Bitcoin Blockchain)” is the public transaction ledger of the Bitcoin network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“Cash Collateral Amount”—An amount in U.S. Dollars equal to the product of (i) the number of Baskets to which a creation order relates and (ii) 110% of the U.S. Dollar value of the most recently known Basket Bitcoin Amount, which is calculated using the MVIS® CryptoCompare Bitcoin Benchmark Rate as of 16:00, New York time, most recently published by the Index Provider.

“Cash Exchange Rate”—For any creation or redemption order, the spot price of bitcoin as reported by the MVIS® CryptoCompare Bitcoin Benchmark Rate at (a) the time at which the Cash Collateral Amount is received by the Administrator, in the case of creations utilizing the Conversion Procedures, or (b) the time at which the Administrator notifies the Authorized Participant that the order has been accepted, in the case of redemptions utilizing the Conversion Procedures.

“CEA”: Commodity Exchange Act of 1936.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“Conversion Procedures”—The procedures by which a Liquidity Provider facilitates the purchase or sale of bitcoins on behalf of an Authorized Participant in connection with the creation or redemption of Shares.

Creation Basket”—Basket of Shares issued by the Trust in exchange for deposits of the Basket Bitcoin Amount required for each such Creation Basket.

“Custodian”: Coinbase Custody Trust Company, LLC

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange”: New York Stock Exchange

“Exchange Act”: The Securities Exchange Act of 1934.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRS”: U.S. Internal Revenue Service.

“Liquidity Provider”—An entity eligible to facilitate the purchase or sale of bitcoins on behalf of an Authorized Participant in connection with the creation or redemption of Shares for cash. Each Liquidity Provider (i) has entered into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and each Liquidity Provider and (ii) has access to a Liquidity Provider Account.

“Marketing Agent”: Foreside Global Services, LLC.

“MVIS® CryptoCompare Bitcoin Benchmark Rate”—The U.S. Dollar value of a bitcoin as represented by the Index.

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“Participant Agreement”—An agreement entered into by an Authorized Participant with the Sponsor, the Administrator, the Marketing Agent and each Liquidity Provider which provides the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for Creation Baskets and the distribution of bitcoins from the Trust for Redemption Baskets.

“Redemption Basket”—Baskets of Shares redeemed in exchange for bitcoins in an amount equal to the Basket Bitcoin Amount required for each such Redemption Basket.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

“Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Total Basket Bitcoin Amount”—With respect to any creation or redemption order, the applicable Basket Bitcoin Amount multiplied by the number of Baskets being created or redeemed.

“Transfer Agent”: The Bank of New York Mellon.

“Trust Agreement”: Amended and Restated Trust Agreement of One River Carbon Neutral Bitcoin Trust.

“The Sponsor”: One River Digital Asset Management, LLC, a Delaware limited liability company.

“The Trust”: One River Carbon Neutral Bitcoin Trust.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The owner or holder of Shares.

ONE RIVER CARBON NEUTRAL BITCOIN TRUST

SHARES

PROSPECTUS

            , 2021

Until             , 2021 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[	]*
Listing fee (actual)	$	[	]*
Auditor’s fees and expenses	$	[	]*
Legal fees and expenses	$	[	]*
Printing expenses	$	[	]*
Miscellaneous expenses	$	[	]*
Total	$	[	]*

*       To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1	Trust Agreement of One River Carbon Neutral Bitcoin Trust*

3.2	Amended and Restated Trust Agreement*

3.3	Certificate of Trust*

5.1	Opinion of [ ] as to legality*

10.1	Form of Sponsor Agreement*

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agreement*

10.4	Form of Custodian Agreement*

10.5	Form of Administration Agreement*

10.6	Form of Transfer Agency Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of [_____] (included in Exhibit [5.1])*

*	To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

	(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Greenwich, and the State of Connecticut, on October 6, 2021.

ONE RIVER CARBON NEUTRAL BITCOIN TRUST

One River Digital Asset Management, LLC, as Sponsor of the Trust

By:	/s/ Charles Eric Peters
Name: Charles Eric Peters
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Charles Eric Peters	Charles Eric Peters Chief Executive Office	October 6, 2021
(Principal Executive Officer)

/s/ Will Wallin	Will Wallin Chief Financial Officer	October 6, 2021
(Principal Financial Officer)

/s/ Theodore Antonitis	Theodore Antonitis	October 6, 2021
(Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of One River Digital Asset Management, LLC, the Sponsor of the registrant.